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                                                                     EXHIBIT 4.4

                            STOCK OPTION AGREEMENT
                            ----------------------

        AGREEMENT made as of this     day of     , 19   by and between CAREER
                                  ---        ----    --
HORIZONS, INC., a Delaware corporation (the "Company"), and
                                                           ---------------------
(the "Executive") residing at                                   .
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                             W I T N E S S E T H:
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        WHEREAS, the Company desires, in connection with the employment of the
Executive and in accordance with its 1990 Terminal Value Stock Option Plan for key employees (the "Plan"), to provide the Executive with an opportunity to acquire Common Stock of the Company, $0.01 par value per share ("Common Stock"), on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Company;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein and other good and valuable consideration, the Company and the Executive hereby agree as follows:

        1. CONFIRMATION OF GRANT OF OPTION. Pursuant to a determination by the
           -------------------------------
Board of Directors of the Company (the "Board") made on
                                                        ------------------------
(the "Date of Grant"), the Company, subject to the terms of the Plan and this Agreement,


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hereby confirms that the Executive has been granted, effective June 1, 1990, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (the
"Option") an aggregate of                       (          )  shares of Class A
                          ---------------------  ----------
Common Stock of the Company on the terms and conditions herein set forth, subject to adjustment as provided in Section 8 hereof.

        2.  EXERCISE PRICE.  The purchase price of the shares of Common Stock
            --------------
covered by the Option (the "Exercise Price") will be $      per share subject to
                                                      -----
adjustment as provided in Section 8 hereof.

        3.  EXERCISE OF OPTION.  The Option shall be exercisable on the terms
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and conditions hereinafter set forth:

        (a) Subject to the terms of paragraphs (b) and (c) of this Section 3, an Option hereby granted may be exercised, in whole or in part, upon the first to occur of any of the following: (i) a transaction in which the Company is acquired by reason of a sale or other transfer of all of the issued and outstanding capital stock of the Company, a sale or other transfer of all or substantially all of the assets of the Company or a merger or consolidation of the Company with or into another corporation (any of such transactions is hereinafter referred to as a "Sale of the Company"), (ii) the

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initial offering of Common Stock pursuant to an underwritten public offering in a generally recognized securities market (a "Public Offering"), or (iii) June 1, 1995 (each such transaction or date described in clauses (i) through (iii) above is hereinafter referred to as an "Exercise Event"). The Option granted hereunder may be exercised contemporaneously with the Exercise Events describe in clauses (i) and (ii) above, and, with respect to the Exercise Event describe in clause (iii) above, during the period beginning on the date of such Exercise Event and ending on the date the Option expires pursuant to Section 4 hereof.

        (b) Subject to paragraph (c) of this Section 3, the Executive may exercise the Option only with respect to the number of shares of Common Stock as provided in Section 1 hereof multiplied by a fraction, the denominator of which shall be 14, and the numerator of which shall be that number set forth in the last column on Schedule A hereto and in the same row as the largest dollar amount not in excess of the Terminal Value (as hereinafter defined) indicated in the appropriate column for the period during which the Exercise Event occurs. For purposes of this Agreement, Terminal Value shall mean (i) in the event of a Sale of the Company, the total net proceeds (or the fair market value of other consideration) received by or in respect of the Company in such transaction and available to holders of the Common Stock and Common Stock

                                      -3-

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Equivalents (as hereinafter defined) issued and outstanding on the date of such transaction; (ii) in the event of a Public Offering, the per share price in such Public Offering multiplied by the number of shares of Common Stock outstanding on a fully diluted basis after giving effect to such Public Offering; or (iii) if no Sale of the Company or Public Offering has occurred prior to June 1, 1995, the value of the Company, as of June 1, 1995, derived by multiplying the EBITDA (as hereinafter defined) of the Company for the one year period ending May 31, 1995 by seven, less the face amount of the Company's senior debt, subordinated debt and preferred stock outstanding, plus cash on hand. For purposes of this paragraph (b), Common Stock Equivalents shall mean options and warrants to purchase, and any other securities of the Company convertible into, Common Stock. For purposes of this paragraph (b), EBITDA shall mean net earnings determined before taking into account depreciation, interest, amortization, taxes and the $135,000 annual fee payable to Harvest Ventures, Inc. The determination of EBITDA and all other factors utilized in computing the number of shares of Common Stock permitted to be purchased under the Option pursuant to this Section 3(b), shall be made by the independent public accountants then auditing the books and records of the Company. Such determinations and calculations shall be made in accordance with generally accepted accounting principles applied on a consistent basis,

                                      -4-
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and such determinations and calculations by such auditors shall be final and binding on the parties hereto.

        (c) Except as provided below, the Executive need not be in the employ of the Company or any of its subsidiaries at the time the Exercise Event offers in order to be eligible to exercise the Option granted hereunder. However, notwithstanding any other provision of this Agreement to the contrary, if at any time prior to June 1, 1992, the Executive's employment with the Company or any of its subsidiaries is terminated for Cause, as defined in Section 8(a) of the Employment Agreement dated as of the date hereof between the Executive and the Company, this Option shall be exercisable cumulatively during its term only as to the following amounts of the number of shares of Common Stock otherwise made available for purchase under paragraph (b) of this Section 3:

             (i)  as to      of such shares if the Executive's employment
                       -----
        terminates prior to June 1, 1991;

             (ii)  as to         of such shares if the Executive's employment
                        --------
        terminates prior to June 1, 1992, and

             (iii)  as to the total number of such shares if (x) the Executives
        employment terminates on or after                      or (y) a Sale of
                                          --------------------
        the Company or a Pubic Offering occurs at any time after the date hereof.

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        (d)  The Option may be exercised pursuant to the provisions of this
Section 3 by notice and payment to the Company as provided in Sections 10 and 15 hereof.

        4.  EXPIRATION OF OPTION.  This Option, to the extent unexercised, shall
            --------------------
not be exercisable after the end of the sixth calendar month following the fifth anniversary of the date hereof, subject to earlier termination or cancellation as provided in this Agreement or in the Plan. Notwithstanding the above, this Option, to the extent unexercised, shall be exercisable only contemporaneously with the occurrence of an Exercise Event described in clauses (i) and (ii) of
Section 3(a) hereof, and if not then exercised this Option shall expire. Upon the occurrence of an Exercise Event described in clause (iii) of Section 3(a), this Option shall be exercisable only within the six (6) month period beginning on the date of such Exercise Event.

        5.  RIGHTS AS A STOCKHOLDER.  The holder of the Option will not have any
            -----------------------
rights to dividends or any other rights of a stockholder of the Company with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) provided that the date of issuance shall not be earlier than the Closing Date (as hereinafter defined) with respect to such shares pursuant to Section 11 hereof upon purchase of such shares upon exercise of the Option.

                                      -6-
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        6.  NON-TRANSFERABILITY OF OPTION.  The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and, except as otherwise provided in Section 7 hereof, the Option may be exercised during the lifetime of the Executive only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Board, at any time, should, in it sole discretion, so elect, by written notice to the Executive or to the person or persons then entitled to exercise the Option under the provisions of Section 7 hereof; provided, however, that any such termination of the Option under the foregoing provisions of this Section 6 will not prejudice any rights or

                                      -7-

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remedies which the Company or any subsidiary thereof may have under this
Agreement or otherwise.

        7.  EXERCISE UPON THE DEATH OR DISABILITY OF THE EXECUTIVE.  If the
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Executive dies or becomes incompetent prior to the date that the Option would otherwise become exercisable, then such Option may be exercised at the same time and to the same extent that the Executive would have been entitled to exercise it under Section 3 hereof (i) in the case of such death, by the estate of the Executive or the person or persons (including the estate of any such person or persons who have died) who acquire the right to exercise the Option by bequest or inheritance and (ii) in the case of such incompetency, by the Executive's legal representative.

        8.  ADJUSTMENTS.  In the event of a stock dividend, stock split, share
            -----------
combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions of or by the Company, the Board shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Company make) such adjustment of the number or class of shares then covered by the Option, or of the Exercise Price, or both, as it shall deem appropriate to give proper and equitable affect to such event.

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        9.  REGISTRATION.  The shares subject hereto and issuable upon the
            ------------
exercise hereof may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Company, the Executive will give a representation as to his investment intent with respect to such shares of Common Stock prior to their issuance as set forth in paragraph
(b) of Section 10 hereof.

        The Company may register or qualify the shares of Common Stock covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.

        10.  METHOD OF EXERCISE OF OPTION.  Subject to the terms and conditions
             ----------------------------
of this Agreement, the Option shall be exercisable by notice (an "Exercise Notice") and payment to the Company in accordance with the procedure prescribed herein. Each Exercise Notice shall:

        (a) State the election to exercise the Option and the number of shares in respect of which it is being exercised;

        (b) Contain a representation and agreement as to investment intent, if required by counsel to the Company with respect to such shares, in form satisfactory to counsel for the Company; and

        (c) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Executive, be accompanied

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by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise  the Option,

        In connection with an Exercise Event described in either clause (i) or
(ii) of Section 3(a) hereof, the Option shall be deemed to be exercised upon receipt by the Company of the Exercise Notice accompanied by a certified or bank check, made payable to the order of the Company, in the amount of the full purchase price of the shares issuable upon exercise of the Option.

        In connection with an Exercise Event described in clause (iii) of
Section 3(a) hereof, upon receipt of an Exercise Notice, the Company will specify, by written notice to the person or persons exercising the Option, a date and time (such date and time being herein called the "Closing Date") and place for payment of the full purchase price of such shares. The Closing Date will be not more than fifteen days from the date the Exercise Notice is received by the Company unless another date is agreed upon by the Company and the person or persons exercising the Option or is required upon advice of counsel for the Company in order to meet the requirements of Section 12 hereof. Payment of the Exercise Price for any shares in respect of which the Option shall be exercised, will be made by such person or persons at the place specified by the Company on or before the Closing Date by delivering to the Company a certified or bank cashier's check payable to the order of the Company.

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        The Option will be deemed to have been exercised with respect to any particular shares if, and only if, the preceding provisions of this Section 10 and the provisions of Section 11 hereof shall have been complied with, in which event the Option will be deemed to have been exercised on the date of receipt of the Exercise Notice by the Company (in connection with an Exercise Event described in clause (i) or (ii) of Section 3(a) hereof), or on the Closing Date (in connection with an Exercise Event described in clause (iii) of Section 3(a) hereof). Anything in this Agreement to the contrary notwithstanding, any Exercise Notice given pursuant to the provisions of this Section 10 will be void and of no effect if all the preceding provisions of this Section 10 and the provisions of Section 11 hereof shall not have been complied with. The certificate or certificates for shares as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option (or, if the Option is exercised by the Executive and if the Executive so requests in the Exercise Notice, will be registered in the name of the Executive and another person jointly, with right of survivorship) and will be delivered on the Closing Date to the person or persons exercising the Option at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement. If the person or persons exercising the Option fails to accept delivery of and pay for

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all or any part of the number of shares specified in such notice upon tender or delivery thereof on the Closing Date, such person's or persons' right to exercise the Option with respect to such undelivered shares may be terminated in the sole discretion of the Board. The Option may be exercised only with respect to full shares of Common Stock.

        11.  Approval of Counsel.  The exercise of the Option and the issuance
             -------------------
and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

        12.  Resale of Common Stock.  Upon any sale or transfer of the Common
             ----------------------
Stock purchased upon exercise of the Option, the Executive shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be sold or transferred has been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of said Act which is being or will be delivered to the purchaser or transferee at or prior to

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the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating
Section 5 of said Act.

        The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

        THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

        The shares of Common Stock issuable upon the exercise hereof shall be subject to the terms and provisions of that certain Stockholders' Agreement, dated as of May 31, 1990, by and among the Company and the persons listed on Exhibit A thereto but only during such period such Stockholders' Agreement is in full force and effect, and to the condition that the Executive execute and deliver to the Company a counterpart of such Stockholders' Agreement.

        13.  Reservation of Shares.  The Company shall at all times during the
             ---------------------
term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

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        14.  Limitation of Action.  The Executive and the Company each
             --------------------
acknowledge that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or a subsidiary thereof, on the one hand, or against the Executive, on the other hand, will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

        15.  Notices.  Each notice relating to this Agreement shall be in
             -------
writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at 695 Main Street, Stamford, Connecticut 06901, attention: Secretary. All notices to the Executive or other person or persons then entitled to exercise the Option shall be addressed to the Executive or such other person or persons at the Executive's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by written notice to that effect delivered to the other party hereto.

        16.  Benefits of Agreement.  This Agreement shall inure to the benefit
             ---------------------
of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this

                                     -14-
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Agreement shall be binding upon the Executive's heirs, legal representatives and successors.

        17.  Severability.  In the event that any one or more provisions of
             ------------
this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

        18.  Governing Law.  This Agreement will be construed and governed in
             -------------
accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President or Vice President and its corporate seal to be hereunto affixed and attested by its Secretary and the Executive has hereunto set his hand all as of the date, month and year first above written.

                                       CAREER HORIZONS, INC.

ATTEST:                                By:
                                          -------------------------------------


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